UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2015
  _______________________________
Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
   _______________________________

Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 980-6200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
 _______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2015, Hi-Crush Partners LP (the “Partnership”) entered into a Second Amendment (the “Second Amendment”) by and among the Partnership, Amegy Bank National Association, as administrative agent, and the lenders named therein, amending its Amended and Restated Credit Agreement, dated April 28, 2014, as amended. The Second Amendment, among other things, provides for a reduction in the commitment level from $150 million to $100 million, waives the compliance ratios through June 30, 2017 (the “Effective Period”), establishes certain minimum quarterly EBITDA covenants, allows distributions to unitholders up to 50% of quarterly distributable cash flow after quarterly debt payments on the term loan, and increases the pricing to LIBOR plus 4.50% during the Effective Period.

The foregoing description is qualified in its entirety by reference to the full and complete text of the Second Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

A copy of the press release dated November 6, 2015 announcing the Second Amendment is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, James M. Whipkey was appointed to the position of Chairman of the board of directors of Hi-Crush GP LLC (the "General Partner"), the general partner of the Partnership.

Effective November 5, 2015, Mr. Whipkey resigned from his position as Co-Chief Executive Officer of the General Partner.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Second Amendment, dated November 5, 2015, by and among Hi-Crush Partners LP, as borrower, Amegy Bank National Association, as administrative agent, and the lenders named therein.
99.1	Press Release dated November 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: November 6, 2015	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Second Amendment, dated November 5, 2015, by and among Hi-Crush Partners LP, as borrower, Amegy Bank National Association, as administrative agent, and the lenders named therein.
99.1	Press Release dated November 6, 2015.